Exhibit 5.1

Mourant Ozannes 5th Floor Waters Edge Building Meridian Plaza Road Town Tortola British Virgin Islands

ZK International Group Co., Ltd (正康国际集团有限公司)

c/o Zhejiang Zhengkang Industrial Co., Ltd.

No. 678 Dingxiang Road, Binhai Industrial Park

Economic & Technology Development Zone

Wenzhou, Zhejiang Province

People's Republic of China 325025

30 June 2022

Our ref:     8052605/80512706/2

Dear Sir or Madam

ZK International Group Co., Ltd (正康国际集团有限公司) (the Company)

We have acted as the Company's British Virgin Islands legal advisers in connection with the registration statement on Form F-3 (the Registration Statement) which has been filed with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (the Securities Act). The Registration Statement relates to the offering of:

(a)	ordinary shares of no par value each of the Company (the Ordinary Shares);

(b)	warrants that entitle the holder to purchase Ordinary Shares, debt securities or any combination thereof (the Warrants) that may be issued pursuant to one or more warrant agreements (the Warrant Agreement) between the Company and a bank or trust company to be identified therein as the warrant agent;

(c)	senior debt securities may be issued under one or more senior indentures (the Senior Indentures) and in one or more series between the Company and a trustee to be specified in any accompanying Prospectus Supplement of the Company (the Senior Debt Securities);

(d)	subordinated debt securities may be issued under one or more subordinated indentures (the Subordinated Indentures) and in one or more series between the Company and a trustee to be specified in any accompanying Prospectus Supplement of the Company (the Subordinated Debt Securities);

(e)	convertible debt securities may be issued under one or more convertible indentures (the Convertible Indentures and, together with the Subordinated Indentures and the Senior Indentures, the Indentures) and in one or more series between the Company and a trustee to be specified in any accompanying Prospectus Supplement of the Company (the Convertible Debt Securities and, together with the Subordinated Debt Securities and the Senior Debt Securities, the Debt Securities);

(f)	units comprising one or more of the securities described within the Registration Statement (the Units) that may be issued pursuant to one or more unit agreements (the Unit Agreement) between the Company and a unit agent to be identified therein;

(g)	share purchase contracts and share purchase units relating to a specific number of Ordinary Shares or other securities described within the Registration Statement at a future date or dates (the Purchase Contracts); and

Mourant Ozannes is a British Virgin Islands partnership

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(h)	rights to purchase Ordinary Shares that may be offered by the Company to security holders (the Rights) under a separate rights agent agreement to be entered into between the Company and a bank or trust company, as rights agent (the Rights Agreement), each as described more fully within the Registration Statement and in aggregate not exceeding USD$200,000,000.

The Company has asked us to provide this opinion in connection with the Registration Statement and the issuance of the Securities.

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	the resolutions passed by the directors of the Company (or an authorised committee thereof) dated 20 April 2022 authorising the filing of the Registration Statement with the SEC (the Filing Resolutions);

(c)	the Company's certificate(s) of incorporation and memorandum and articles of association (the M&A) obtained from the Company Search (defined below);

(d)	a certificate of the Company's registered agent dated 23 June 2022 (the Registered Agent's Certificate);

(e)	a copy of the Company's list of members maintained by the Company's transfer agent dated 24 June 2022; and

(f)	a certificate of good standing for the Company dated 29 June 2022 issued by the Registrar (defined below) (the Certificate of Good Standing).

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar (defined below) that were on file and available for public inspection on 29 June 2022 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) on 29 June 2022 (the High Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	Agreements means each Warrant Agreement, Indenture, Unit Agreement, Purchase Contract and Rights Agreement and Agreement means any of them;

(c)	Authorising Resolutions means resolutions to be passed by the directors of the Company or an authorised committee thereof authorising the issue of the Securities, or any combination thereof;

(d)	BVI means the territory of the British Virgin Islands;

(e)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(f)	Companies Act means the BVI Business Companies Act 2004;

(g)	Company Records means the M&A, the Certificate of Good Standing and the Registered Agent's Certificate;

(h)	execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(i)	Insolvency Act means the Insolvency Act 2003;

(j)	insolvent has the meaning given in the Insolvency Act;

(k)	non-assessable means, in relation to an Ordinary Share, that the purchase price for which the Company agreed to issue that Ordinary Share has been paid in full to the Company and that no further sum is payable to the Company in respect of that Ordinary Share;

(l)	Prospectus means the prospectus that forms part of the Registration Statement;

(m)	Prospectus Supplement means any prospectus supplement to the Prospectus that will be filed with the SEC in the future;

(n)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act;

(o)	Securities means the Ordinary Shares, the Warrants, the Debt Securities, the Units, the Purchase Contracts and the Rights; and

(p)	signed means that a document has been duly signed or sealed.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

2.2	in approving the issuance of the Securities in accordance with the Registration Statement and the relevant Agreement, each director of the Company:

(a)	acted or will act honestly, in good faith and in what the director believed or believes to be the best interests of the Company;

(b)	exercised or will exercise the director's powers as a director for a proper purpose; and

(c)	exercised or will exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.3	each director of the Company (and any alternate director):

(a)	has disclosed or will disclose to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement and the Agreements in accordance with the M&A and the Companies Act; and

(b)	disclosed or will disclose to each other director any interest of that director (or alternate director) in the issuance of the Securities in accordance with the M&A and the Companies Act;

2.4	the Filing Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which those resolutions were passed was duly convened, held and quorate throughout;

2.5	the Authorising Resolutions will be duly passed, will be in full force and effect and will be effective under all applicable laws in authorising the Company to issue any relevant Securities and enter into any relevant Agreement;

2.6	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate's constitution and then current signing authorities; and

(c)	has been dated and unconditionally delivered by the Company;

2.7	each party to each Agreement has:

(a)	the capacity and power;

(b)	taken or will take all necessary action; and

(c)	obtained or made (or will obtain and will make) all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute, and perform its obligations under, that Agreement;

2.8	the Registration Statement has been authorised and executed by each party to it and each Agreement has, or will be, authorised and executed by each party to it;

2.9	there are no documents or arrangements to which the Company is party or resolutions of the Company's directors or shareholders that conflict with, or would be breached by, any term of the Registration Statement, the Agreements or the issuance of any of the Securities;

2.10	the Company has executed, or will execute, each document, and did, or will do, each other act and thing, that it is required to execute or do under each relevant document in connection with the issuance of the Securities (including the Registration Statement and each Agreement);

2.11	the Securities have been or will be issued in accordance with all applicable laws, the M&A and the terms of the Registration Statement and the relevant Agreement, and any Agreement will be in full force and effective and legal, binding and enforceable under all applicable laws at the time that the relevant Securities are issued;

2.12	the Registration Statement and any required amendment thereto have all become effective under the Securities Act and the Prospectus and any and all future supplements to the Prospectus (including the Prospectus Supplement) required by applicable laws have been delivered and filed as required by such laws;

2.13	the Company was not insolvent and will not become insolvent as a result of executing, or performing its obligations under, any document relating to the issuance of the Securities (including the Registration Statement and each Agreement) and at the time the Company issues any of the Securities to the subscriber of the relevant Securities no steps will have been taken, or resolutions passed, to appoint a liquidator of the Company or a receiver in respect of the Company or any of its assets;

2.14	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.15	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete; and

2.16	the Company Records were and remain at the date of this opinion accurate and complete.

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and is of good standing with the Registrar. The Company is of good standing if it (i) is listed on the register of companies maintained by the Registrar, (ii) has paid to the Registrar all fees, annual fees and penalties due and payable and (iii) has filed with the Registrar a copy of its register of directors which is complete (to the satisfaction of the Registrar as to the requisite information relating to each director and is properly filed) or is not yet due to file its register of directors with the Registrar.

3.2	Ordinary Shares: when (i) the issuance of the Ordinary Shares has been specifically authorised by the Company pursuant to the Authorising Resolutions, (ii) the terms of the issuance and sale of the Ordinary Shares have been duly established in conformity with the M&A and the Authorising Resolutions, (iii) the Ordinary Shares have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with the applicable Agreement or upon conversion or exercise of any Securities offered under the Registration Statement against payment therefor, (iv) the Company has received the consideration provided for in the Authorising Resolutions and the applicable Agreement, and (v) the name of the respective shareholder is entered in the Company's register of members, such Ordinary Shares will be validly issued, fully paid and non-assessable.

3.3	Warrants: when (i) the Warrants have been specifically authorised for issuance by the Company pursuant to the Authorising Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorised, executed and delivered by the Company in accordance with the terms of the Warrant Agreement and the Authorising Resolutions, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the M&A, the applicable Warrant Agreement and the Authorising Resolutions, (iv) the Warrants have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with the applicable Agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorising Resolutions and the applicable Agreement, such Warrants will constitute binding obligations of the Company.

3.4	Debt Securities: when (i) the Debt Securities have been specifically authorised for issuance by the Company pursuant to the Authorising Resolutions, (ii) the applicable Indenture relating to the Debt Securities has been duly authorised, executed and delivered by the Company in accordance with the terms of the applicable Indenture and the Authorising Resolutions, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the M&A, the applicable Indenture relating to the Debt Securities and the Authorising Resolutions, (iv) the Debt Securities have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with the applicable Agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorising Resolutions and the applicable Agreement, such Debt Securities will constitute binding obligations of the Company.

3.5	Units: when (i) the Units have been specifically authorised for issuance by the Company pursuant to the Authorising Resolutions, (ii) the applicable Unit Agreement has been duly authorised, executed and delivered by the Company in accordance with the terms of the applicable Unit Agreement and the Authorising Resolutions, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the M&A, the applicable Unit Agreement and the Authorising Resolutions, (iv) the Units have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with the applicable Agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorising Resolutions and the applicable Agreement, such Units will constitute binding obligations of the Company.

3.6	Purchase Contracts: when (i) the Purchase Contracts have been specifically authorised for issuance by the Company pursuant to the Authorising Resolutions, (ii) the applicable Purchase Contract has been duly authorised, executed and delivered by the Company in accordance with the terms of the applicable Purchase Contract and the Authorising Resolutions, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the M&A, the applicable Purchase Contract and the Authorising Resolutions, (iv) the Purchase Contracts have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with the applicable Agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorising Resolutions and the applicable Agreement, such Purchase Contracts will constitute binding obligations of the Company.

3.7	Rights: when (i) the Rights have been specifically authorised for issuance by the Company pursuant to the Authorising Resolutions, (ii) the applicable Rights Agreement has been duly authorised, executed and delivered by the Company in accordance with the terms of the applicable Rights Agreement and the Authorising Resolutions, (iii) the terms of the Rights and of their issuance and sale have been duly established in conformity with the M&A, the applicable Rights Agreement and the Authorising Resolutions, (iv) the Rights have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with the applicable Agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorising Resolutions and the applicable Agreement, such Rights will constitute binding obligations of the Company.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	When the term enforceable or binding is used in paragraph 3 (Opinion) of our opinion, it means that an obligation is of a type that the BVI Courts will enforce. It does not mean that the obligation will necessarily be enforced in all circumstances or in accordance with its terms or that any particular remedy will be available. In particular, but without limitation:

(a)	enforcement may be prevented by statutory provisions relating to the setting aside of unfair preferences, undervalue transactions, voidable floating charges, extortionate credit transactions and disclaiming of onerous property;

(b)	enforcement may be limited by general principles of equity (for example, equitable remedies like specific performance and injunction are discretionary and may not be available where damages are considered to be an adequate remedy);

(c)	enforcement of obligations may be invalidated by reason of duress, fraud, misrepresentation, mistake or undue influence;

(d)	contractual provisions that require a defaulting party to pay a sum that is out of all proportion to the innocent party's legitimate interest in the agreement being performed or which seek to punish a defaulting party may be held to be unenforceable on the ground that they constitute penalties;

(e)	provisions in an agreement or in a BVI company's memorandum or articles of association that fetter any statutory power may not be enforceable;

(f)	the BVI Courts will not enforce the terms of an agreement if:

(i)	they are, or their performance would be, illegal or contrary to public policy in the BVI or in any other jurisdiction; or

(ii)	they would conflict with or breach applicable sanctions or exchange control regulations;

(g)	the BVI Courts may not enforce the terms of an agreement:

(i)	for the payment or reimbursement of, or indemnity against, the costs of enforcement (actual or contemplated) or of litigation brought before the BVI Courts or foreign courts or where the BVI Courts or foreign courts have themselves made an order for costs;

(ii)	that constitute an agreement to negotiate or an agreement to agree;

(iii)	that would involve the enforcement of any foreign revenue, penal or other public laws or an indemnity in respect of any of these laws;

(iv)	that seek to exclude the jurisdiction of the BVI Courts;

(v)	that relate to confidentiality (which may be overridden by the requirements of legal process);

(vi)	that provide that any of the terms of that agreement can only be amended or waived in writing (and not orally or by course of conduct); or

(vii)	that permit the severance of illegal, invalid or unenforceable terms;

(h)	a judgment of a BVI Court or a foreign court given in respect of contractual obligations may be held to supersede them (so they may not survive the judgment even if expressed to do so);

(i)	the BVI Courts may refuse to allow unjust enrichment;

(j)	claims may become time barred or may be subject to rights and defences of abatement, acquiescence, counter-claim, estoppel, frustration, laches, set-off, waiver and similar defences;

(k)	the effectiveness of terms that seek to exclude or limit a liability or duty otherwise owed, or to indemnify a person in respect of a loss caused by the act or omission of that person, may be limited by law; and

(l)	where any party to an agreement is party to it in more than one capacity that party may not be able to enforce obligations owed by it to itself.

4.3	Where a director fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by a BVI company, the transaction is voidable.

4.4	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company's file at the time of the Company Search.

4.5	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court's judicial enforcement management system or that have been filed but did not appear on the High Court's judicial enforcement management system at the time of the High Court Search;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

4.6	The Insolvency Act requires a receiver appointed in respect of a BVI company (or any of its assets) to file a notice of appointment with the Registrar and (if the company is or has been a regulated person (as defined in the Insolvency Act)) with the British Virgin Islands Financial Services Commission. If the receiver fails to do so, the receiver will be guilty of an offence and liable to a fine. This does not, however, invalidate the receiver's appointment.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and the issuance of the Securities.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in the Registration Statement and we offer no opinion on any such term or document.

5.3	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of the Registration Statement under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in the Registration Statement.

5.4	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	This opinion may only be used in connection with the offer and sale of the Securities while the Registration Statement is effective.

7.2	We consent to:

(a)	the filing of a copy of this opinion as exhibit 5.1 to the Registration Statement to be filed with the SEC on or about 30 June 2022; and

(b)	reference to us being made in the section of the Prospectus and Prospectus Supplement under the heading Legal Matters and elsewhere in the Prospectus and Prospectus Supplement.

7.3	In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes